EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 29, 2004

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2004, the Registrant announced it was selling 4,800,000 shares of its common stock at $14.75 per share, for a total offering of approximately $70.8 million. In addition, the Registrant granted the underwriter an option, exercisable for 30 days, to purchase up to an additional 720,000 shares to cover over-allotments, if any. Morgan Stanley and Co. Incorporated is the sole underwriter of the offering. The Underwriting Agreement is included as Exhibit 1.1 hereto and is incorporated by reference herein.

The full text of the press release announcing the pricing of the public offering is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
1.1	Underwriting Agreement dated September 29, 2004

99.1	Press Release of Vicuron Pharmaceuticals Inc. dated September 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC.
(Registrant)

Date: October 1, 2004	By:	/s/ GEORGE F. HORNER III
George F. Horner III President and Chief Executive Officer